Exhibit 8.2

DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020-1104 T 212.335.4500 F 212.335.4501 W www.dlapiper.com

July __, 2009

CDC Software Corporation

11/F, ING Tower

308 Des Voeux Road

Central Hong Kong

Re: American Depositary Shares of CDC Software Corporation (the “Company”)

Ladies and Gentlemen:

In connection with the public offering on the date hereof of American Depositary Shares (“ADSs”), each of which represents certain number of Class A ordinary shares, par value $0.001 per share (the “Ordinary Shares”), of the Company pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Act”), originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on _____, as amended to date (the “Registration Statement”), you have requested our opinion concerning the statements in the Registration Statement under the caption “Taxation—U.S. Federal Income Tax Consequences.”

The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement and the Company’s responses to the examinations and inquiries referenced below.

In our capacity as counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation, or audit of the facts set forth in the above-referenced documents.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

Based on the facts and assumptions and subject to the limitations set forth in the Registration Statement, and on the Company’s responses to the examinations and inquiries referenced above, the statements of law or legal conclusions in the Registration Statement under the caption “Taxation—U.S. Federal Income Tax Consequences” constitute the opinion of DLA Piper LLP (US) as to the material United States federal income tax consequences of an investment in the ADSs or Ordinary Shares and such statements are accurate in all material respects.

No opinion is expressed as to any matter not discussed herein.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, Internal Revenue Service rulings and pronouncements, and judicial precedents, all of which are subject to change, possibly on a retroactive basis. Also, any variation or difference in the facts from those set forth in the Registration Statement or the Company’s responses to the examinations and

CDC Software Corporation

July __, 2009

inquiries referenced above may affect the conclusions stated herein. We note that our opinion is not binding on the IRS or courts. There can be no assurance that the IRS will not challenge one or more of the tax consequences described in our opinion and no ruling has been obtained, not will any ruling be obtained, from the IRS with respect to such consequences.

This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose. However, this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Taxation” and “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,